Exhibit 4.1


NEITHER THE OFFER NOR THE SALE OF THIS DEBENTURE OR THE SHARES ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 30, 2005, NEITHER THIS DEBENTURE NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER THE ACT.


                          SECURED CONVERTIBLE DEBENTURE

Knoxville, Tennessee
March 30, 2005                                                         $_______

     FOR VALUE RECEIVED, Provectus Pharmaceuticals, Inc., a Nevada corporation, (the "Company") hereby promises to pay to the order of ______________ or registered assigns (the "Holder") the sum of _______________________________
($_______), on March 30, 2007 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the Interest Rate (as defined herein) per annum from March 30, 2005 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The "Interest Rate" shall be equal to the greater of (i) (A) the "prime rate" published in The Wall Street Journal Rate in effect on the Closing Date and adjusted on the first day of each month thereafter, plus (B) four percent (4%) and (ii) eight percent (8%). During any period any Event of Default (as referred herein) has occurred and is continuing, any amount of principal and accrued but unpaid interest on this Debenture shall bear interest at the rate of eighteen percent (18%) per annum ("Default Interest"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year with the first payment due June 30, 2005. All payments due hereunder (to the extent not converted into common stock, par value $0.001 per share, of the Company (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated March 30, 2005, pursuant to which this Debenture was originally issued (the "Purchase Agreement"). This Debenture is subject to the Security Agreements dated March 30, 2005 (the "Security Agreements").

     The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS

     1.1 Conversion Rights.

     (a) General. The Holder shall have the right from time to time, and at any time, except as otherwise provided herein, to convert all or any part of the outstanding and unpaid principal amount and accrued but unpaid interest of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined herein).

     (b) Conversion Amount. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be equal to (i) the Conversion Amount (as defined below) divided by (ii) the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Company by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date plus (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2); provided, however, and subject to the provisions of Section 1.1(c) below, that the minimum Conversion Amount shall not be less than Ten Thousand Dollars ($10,000).

     (c) Conversion Limit. In no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or the unexercised or unconverted portion of any other security of the Company (including, without limitation, the warrants issued by the Company pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of this Agreement, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (i) above. The Holder may waive the provisions of this
Section 1.1(c) as to itself (and solely as to itself) (i) upon not less than 75 days' prior notice to the Company, and the provisions of this Section 1.1(c) shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver) or (ii) upon the occurrence of any event under Section 1.6(b). No conversion in violation of this Section 1.1(c), but otherwise in accordance with this Debenture, shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable.

     1.2 Definitions. The capitalized terms below as used in this Debenture shall have the following definitions.

     (a) Bloomberg. The term "Bloomberg" shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

     (b) Conversion Price. The "Conversion Price" shall be seventy-five cents ($0.75), subject to adjustment as provided herein.

     (c) Market Price. The term "Market Price" means, as of any date, (i) the average of the last reported sale prices for the shares of Common Stock on the OTCBB for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (x) the Board of Directors of the Company or, (y) at the option of a majority-in-interest of the holders of the outstanding Debentures, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

     (d) Trading Day. The term "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     (e) VWAP. The term "VWAP" shall mean the daily volume weighted average price of the Common Stock on the principal trading market as reported by Bloomberg using the AQR function.

     1.3 Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement (the "Reserved Amount"). If the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

     1.4 Method of Conversion.

     (a) Mechanics of Conversion. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (i) submitting to the Company a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (ii) subject to
Section 1.4(b), surrendering this Debenture at the principal office of the Company.

     (b) Surrender of Debenture Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

     (c) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) (such third business day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Purchase Agreement.

     (d) Obligation of Company to Deliver Common Stock. Upon delivery by the Holder to the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., New York, New York time, on such date.

     (e) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in
Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

     (f) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock (including without a restrictive legend as required under Section 1.5(b) herein) issuable upon conversion of this Debenture is more than two (2) business days after the Deadline, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted (or fraction thereof), $10 per business day, (increasing to $20 per business day after five (5) business days after such damages being to accrue) for each business day after such second (2nd) business day until such Common Stock is delivered. Such cash amount shall be paid to the Holder by the fifth
(5th) day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

     1.5 Concerning the Shares.

     (a) Legend. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Act") or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act as contemplated by the Registration Rights Agreement, dated March 30, 2005, referred to in the Purchase Agreement (the "Registration Rights Agreement") or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

     "Neither the offer nor sale of the securities represented by this certificate have been registered under the Securities Act of 1933, as amended, (the "Act"). The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under the Act or unless sold pursuant to Rule 144 or Regulation S under the Act."

     (b) Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Company or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon conversion of the Debentures if required by the Company's transfer agent to effect the removal of the legend hereunder. Nothing in this Debenture shall (i) limit the Company's obligation under the Registration Rights Agreement or (ii) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

     1.6 Effect of Certain Events.

     (a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either: (i) be deemed to be an Event of Default, under Section 3.4, pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or
(ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

     (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty
(30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture notwithstanding Section 1.1(c)) and (b) the

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

resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

     (c) Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     (d) Adjustment Due to Dilutive Issuance. If, at any time when any Debentures are issued and outstanding, the Company issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the lower of (i) the amount of the consideration per share received by the Company in such Dilutive Issuance and (ii) the price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 1.6(e) hereof, received by the Company upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to the Dilutive Issuance, and
(B) the denominator of which is the Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance. The term "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (i) pursuant to Section 1.6(e)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (ii) pursuant to
Section 1.6(e)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any. No adjustment to the Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

     (e) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 1.6(d) hereof, the following will be applicable:

     (i) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

     (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

     (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

     (iv) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (v) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

     (vi) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Debenture will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

     (vii) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made (A) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Debenture or any Warrants issued pursuant to the Purchase Agreement; or
(B) upon the conversion of the Debentures.

     (f) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after such date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into smaller number of shares, then, after such date of record for effecting such combination, the Conversion Price in effect immediately prior to such subdivision will be proportionately increased; provided, however, that prior to such combination of Common Stock, the Company shall have obtained the written consent of holders of at least a majority of the then-outstanding principal amount of Debentures issued pursuant to the Purchase Agreement.

     (g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this
Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

     1.7 Status as Shareholder.

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

     (a) Deemed Owner; Rescission. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the Deadline with respect to a conversion of any portion of this Debenture for any reason, then the Holder may elect at its option to regain the rights of a Holder of this Debenture with respect to such attempted converted portions of this Debenture and the Company shall, as soon as practicable, return such attempted converted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert this Debenture.

     (b) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Sections 1.4 and 1.5 by the third (3rd) business day after the Deadline, and if after such third business day after the Deadline the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (i) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (ii) at the option of the Holder, either reissue Debentures in principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Sections 1.4 and 1.5. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if the Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Sections 1.4 and 1.5 in respect of the certificates resulting in such Buy-In.


                         ARTICLE II. CERTAIN COVENANTS

     2.1 Distributions on Capital Stock. So long as the Company shall have any obligation under this Debenture, the Company shall not without the written consent of holders of at least a majority of the then-outstanding principal amount of Debentures issued pursuant to the Purchase Agreement (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

     2.2 Restriction on Stock Repurchases. So long as the Company shall have any obligation under this Debenture, the Company shall not without the written consent of holders of at least a majority of the then-outstanding principal

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

amount of Debentures issued pursuant to the Purchase Agreement redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

     2.3 Borrowings; Liens. So long as the Company shall have any obligation under this Debenture, the Company shall not, without the written consent of holders of at least a majority of the then-outstanding principal amount of Debentures issued pursuant to the Purchase Agreement, create, incur, assume or suffer to exist (a) any liability for borrowed money or (b) any liens on the assets of the Company, except (i) borrowings in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof, (ii) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (iii) borrowings, the proceeds of which shall be used to repay this Debenture.

     2.4 Sale of Assets. So long as the Company shall have any obligation under this Debenture, the Company shall not, without the written consent of holders of at least a majority of the then-outstanding principal amount of Debentures issued pursuant to the Purchase Agreement, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

     2.5 Advances and Loans. So long as the Company shall have any obligation under this Debenture, the Company shall not, without the written consent of holders of at least a majority of the then-outstanding principal amount of Debentures issued pursuant to the Purchase Agreement, lend money, give credit or make advances to any Person, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the Issue Date, (b) made in the ordinary course of business or (c) not in excess of an aggregate of $50,000 if made outside the ordinary course of business.

     2.6 Contingent Liabilities. So long as the Company shall have any obligation under this Debenture, the Company shall not, without the written consent of holders of at least a majority of the then-outstanding principal amount of Debentures issued pursuant to the Purchase Agreement, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture, corporation or other entity, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies
(a) in existence or committed on the Issue Date or (b) made in the ordinary course of business.


                         ARTICLE III. EVENTS OF DEFAULT

     If any of the following events of default (each, an "Event of Default") shall occur:

     3.1 Failure to Pay Principal or Interest. The Company fails to pay (or shall state in writing an intention not to pay or its inability to pay) the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon acceleration or otherwise, including, without limitation, Section
4.2 hereof;

     3.2 Conversion and the Shares. The Company fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Company shall have been notified thereof in writing by the Holder;

     3.3 Failure to Timely File Registration or Effect Registration. The Company fails to file the Registration Statement within forty (40) calendar days following the Issue Date or obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within seventy (70) calendar days (or one hundred-ten (110) calendar days if the SEC reviews the Registration Statement) following the Issue Date or such Registration Statement lapses in effect (or sales cannot otherwise be made thereunder effective, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than ten (10) consecutive business days or twenty (20) business days in any 365 day period after the Registration Statement becomes effective;

     3.4 Breach of Covenants. The Company or any subsidiary of the Company breaches any material covenant or other material term or condition contained in this Debenture, the Purchase Agreement, the Registration Rights Agreement or any of the Guaranty Agreements or Security Agreements and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder;

     3.5  Breach  of  Representations  and  Warranties.  Any  representation  or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the Registration Rights Agreement;

     3.6 Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

     3.7 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by Holder, which consent will not be unreasonably withheld;

     3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

     3.9 Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

     3.10 Default Under Other Debentures. An Event of Default has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement;

then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, or 3.10, at the option of the holders of a majority of the aggregate principal amount of the outstanding Debentures issued pursuant to the Purchase Agreement exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), or upon the occurrence of an Event of Default specified in
Section 3.6 or 3.8, all payments shall be accelerated, the Debentures shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 125% multiplied by the sum of (w) the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses
(w) and/or (x) plus (z) any amounts owed to the Holder pursuant to the Registration Rights Agreement (the then outstanding principal amount of this Debenture to the date of payment plus the amounts referred to in clauses (x),
(y) and (z) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (x) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I (treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (y) the highest Market Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.


                             ARTICLE IV. PREPAYMENT

     4.1 No Right of Prepayment. Except as provided in this Article IV, the Company shall have no right to prepay this Debenture, provided, however, the Company may prepay this Debenture by paying the Holder the full amount as calculated under the last paragraph of Article III as if an Event of Default has occurred.

     4.2 Minimum Monthly Principal Payments. The Company shall be obligated to pay the principal of this Debenture in installments as follows:

     (a) Twelve (12) equal monthly payments of $50,000.00 principal (the "Monthly Amount") plus, to the extent not otherwise paid, accrued but unpaid interest plus any other obligations of the Company to the Investor under this Debenture, the Purchase Agreement, or the Registration Rights Agreement, or otherwise. The first such installment payment shall due and payable on March 30, 2006, and subsequent installments shall be due and payable on the thirtieth
(30th) day of each succeeding month thereafter (each a "Payment Date") until the Company's obligations under this Debenture is satisfied in full. Such payments made under this Section 4.2 shall be applied first against outstanding fees and damages, then accrued but unpaid interest and then to Monthly Amounts commencing with the Monthly Amount first payable and then Monthly Amounts thereafter in chronological order. Any principal amount, interest and any other sum arising under this Debenture that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

     (b) Any principal amount of this Debenture converted by the Holder pursuant to Article I hereof shall be applied first against outstanding fees and damages, then accrued but unpaid interest and then to Monthly Amounts commencing with the Monthly Amount first payable and then Monthly Amounts thereafter in chronological order.

     (c) The Company shall have the option to pay all or any portion of any Monthly Amount in newly issued, fully paid and nonassessable shares of Common Stock, with each share of Common Stock having a value equal to (i) eighty-five percent (85%) multiplied by (ii) the Market Price as of the third (3rd) Trading Day immediately preceding the Payment Date (the "Payment Calculation Date"); provided, that:

     (i) the Company delivers to the Holder, and the Holder receives, by the Payment Calculation Date a written notice of the Company's election under this
Section 4.2(c) including a calculation of the number of shares to be delivered and an undertaking that the Company otherwise meets all of its obligations under this Section 4.2 to issue such shares;

     (ii) as of the Payment Date and the Payment Calculation Date, no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option;

     (iii) as of the Payment Date and Payment Calculation Date, the resale of such shares of Common Stock to be delivered by the Company to the Holder shall have been registered pursuant to an effective Registration Statement, as defined in Registration Rights Agreement, and the Company is otherwise in compliance with its obligations under the Registration Right Agreement;

     (iv) as of the Payment Date, the number of shares of Common Stock to be issued to the Holder will not, in the reasonable opinion of the Holder, cause the Holder, whether individually or as a group, to be deemed to be the beneficial owner of more than 9.99% of the outstanding shares of Common Stock;

     (v) the aggregate number of shares of Common Stock that the Company may issue under this Section 4.2(c) shall not exceed (A) the percentage of the Holder's pro rata portion of the total outstanding Debentures issued pursuant to the Purchase Agreement multiplied by (B) twenty-five percent (25%) of (x) the average daily trading volume for the twenty (20) Trading Days preceding the Payment Calculation Date multiplied by (y) the VWAP for the twenty (20) Trading Days preceding the Payment Calculation Date;

     (vi) no Fundamental Change (as defined herein) has occurred since the Issue Date and the Company has no knowledge that a Fundamental Change may be announced by the Company or otherwise within ten (10) Trading Days after the Payment Date; and

     (vii) delivery of certificates for such shares of Common Stock shall be delivered in the same manner and in the same required time as provided under
Section 1.4 herein treating the Payment Date as the date of delivery of a Notice of Conversion.

     (d) To the extent that the number of shares of Common  Stock  issued  under
Section 4.2(c) is insufficient to meet the Monthly Amount, the Company shall pay the difference in U.S. Dollars.


                      ARTICLE V. IN KIND INTEREST PAYMENTS

     5.1 General. The Company shall have the option to pay all or any portion of any interest payment due hereunder in newly issued, fully paid and nonassessable shares of Common Stock, with each share of Common Stock having a value equal to
(i) eighty-five percent (85%) multiplied by (ii) the Market Price as of the third (3rd) Trading Day (an "Interest Payment Calculation Date") immediately preceding a required interest payment date (an "Interest Payment Date"); provided, that:

     (a) the Company delivers to the Holder, and the Holder receives, by the Interest Payment Calculation Date a written notice of the Company's election under this Section 5.1 including a calculation of the number of shares to be delivered and an undertaking that the Company otherwise meets all of its obligations under this Section 5.1 to issue such shares;

     (b) as of the Interest Payment Date and the Interest Payment Calculation Date, no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option;

     (c) as of the Interest Payment Date and Interest Payment Calculation Date, the resale of such shares of Common Stock to be delivered by the Company to the Holder shall have been registered pursuant to an effective Registration
Statement, as defined in Registration Rights Agreement, and the Company is otherwise in compliance with its obligations under the Registration Right Agreement;

     (d) as of the Interest Payment Date, the number of shares of Common Stock to be issued to the Holder will not, in the reasonable opinion of the Holder, cause the Holder, whether individually or as a group, to be deemed to be the beneficial owner of more than 9.99% of the outstanding shares of Common Stock;

     (e) the aggregate number of shares of Common Stock that the Company may issue under this Section 5.1 shall not exceed (i) the percentage of the Holder's pro rata portion of the total outstanding Debentures issued pursuant to the Purchase Agreement multiplied by (ii) twenty-five percent (25%) of (A) the average daily trading volume for the twenty (20) Trading Days preceding the Interest Payment Calculation Date multiplied by (B) the VWAP for the twenty (20) Trading Days preceding the Payment Calculation Date;

     (f) no Fundamental Change has occurred since the Issue Date and the Company has no knowledge that a Fundamental Change may be announced by the Company or otherwise within ten (10) Trading Days after the Interest Payment Date; and

     (g) delivery of certificates for such shares of Common Stock shall be delivered in the same manner and in the same required time as provided under
Section 1.4 herein treating the Interest Payment Calculation Date as the date of delivery of a Notice of Conversion.

     5.2 Excess  Due. To the extent that  shares of Common  Stock  issued  under
Section 5.1 is insufficient to meet the required interest payment, the Company shall pay the difference in U.S. Dollars.

     5.3 Fundamental Change. The term "Fundamental Change" shall mean (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company's then-outstanding securities, (ii) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation, (iii) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect), (iv) there occurs a change in the composition of the Board within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined herein),
(v) the dissolution or liquidation of the Company, or (vi) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                        ARTICLE VI. MANDATORY PREPAYMENT

     6.1 Repurchase of the Debenture at the Option of the Holder.

     (a) This Debenture shall be purchased by the Company, in whole or in part and from time to time, at the option of the Holder (each the "Repurchase Date"), at a purchase price in U.S. Dollars equal to one hundred ten percent (110%) of
(i) the principal amount of this Debenture, plus (ii) accrued and unpaid interest on this Debenture, and (iii) any other obligations otherwise due under this Debenture to, but excluding, such Repurchase Date (the "Repurchase Price").

     (b) The Holder may exercise its rights under Section 6.1, at any time and from time to time, on or after any event or series of events which results in a Fundamental Change in the Company any time after the Issue Date, by delivering to the Company (i) a written notice of repurchase (a "Repurchase Notice") at any time prior to 5:00 p.m., New York, New York time, on any business day which is not less than ten (10) business days and not more than twenty (20) business days of the applicable Repurchase Date stating the Repurchase Date and the portion of the Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Debenture shall be purchased by the Company as of the Repurchase Date and (ii) this Debenture. In the event that this Debenture is repurchased in part, upon surrender of this Debenture, the Company shall execute and deliver to the Holder a new Debenture equal in principal amount to the unpurchased portion of the Debenture surrendered.

                       ARTICLE VII. MANDATORY CONVERSION

     7.1 General. Subject to the compliance or waiver by the Holder of all of the conditions under Section 7.2, the Company shall have the option by written notice to the Holder (the "Mandatory Conversion Notice") of compelling the Holder to convert the outstanding and unpaid principal of this Debenture into

Common Stock at the Conversion Price then in affect ("Mandatory Conversion"). The Mandatory Conversion Notice must be actually delivered to the Holder, if at all, and the Holder receives, only on the first Trading Day following any consecutive twenty (20) Trading Days (the "Lookback Period") during which the closing bid price of the Common Stock on the principal trading market as reported by Bloomberg shall exceed two hundred percent (200%) of the Conversion Price each day during the Lookback Period. The Mandatory Conversion Notice shall specify the aggregate principal amount of the Debenture which is subject to Mandatory Conversion.

     7.2 Conditions. The following are conditions to the Company's right to effect a Mandatory Conversion:

     (a) during the Lookback Period and as of the date of the Mandatory Conversion Notice, no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option;

     (b) during the Lookback Period and as of the date of the Mandatory Conversion Notice, the resale of such shares of Common Stock to be delivered by the Company to the Holder shall have been registered pursuant to an effective Registration Statement, as defined in Registration Rights Agreement, and the Company is otherwise in compliance with its obligations under the Registration Right Agreement;

     (c) as of the date of the Mandatory Conversion Notice, the number of shares of Common Stock to be issued to the Holder will not, in the reasonable opinion of the Holder, cause the Holder, whether individually or as a group, to be deemed to be the beneficial owner of more than 9.99% of the outstanding shares of Common Stock;

     (d) the aggregate number of shares of Common Stock that the Company may issue under this Article VII shall not exceed (i) the percentage of the Holder's pro rata portion of the total outstanding Debentures issued pursuant to the Purchase Agreement multiplied by (ii) twenty-five percent (25%) of (A) the average daily trading volume for the twenty (20) Trading Days preceding the date of the Mandatory Conversion Notice multiplied by (B) the VWAP for the twenty
(20) Trading Days preceding the date of the Mandatory Conversion Notice;

     (e) no Fundamental Change has occurred since the Issue Date and the Company has no knowledge that a Fundamental Change may be announced by the Company or otherwise within ten (10) Trading Days after the date of the Mandatory Conversion Notice;

     (f) delivery of certificates for such shares of Common Stock shall be delivered in the same manner and in the same required time as provided under
Section 1.4 herein treating the third (3rd) Trading Date after the date of the Mandatory Conversion Notice as the date of delivery of a Notice of Conversion;

     (g) a Mandatory Conversion Notice must be given to all Holders of the Debentures issued pursuant to the Purchase Agreement pro rata among the Holders in accordance with the then-outstanding principal amount of the Debentures; and

     (h) the Company shall have not previously effected a Mandatory Conversion under this Article VII.

                          ARTICLE VIII. MISCELLANEOUS

     8.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     8.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be 7327 Oak Ridge Highway, Suite A, Knoxville, TN 37931, facsimile number: (865) 769-4013, Attn:
Dr. Timothy C. Scott. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.

     8.3 Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     8.4 Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the Act). Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

     8.5 Cost of Collection. If default is made in the payment of this Debenture, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

     8.6 Governing Law. This Debenture shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The Company hereby submits to the exclusive jurisdiction of the United States federal courts or New York state courts located in New York, New York with respect to any dispute arising under this Debenture, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon it mailed by first class mail shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     8.7 Certain Amounts. Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the

Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

     8.8 Allocations of Reserved Amount. The Reserved Amount shall be allocated pro rata among the Holder of this Debenture and the holders of the other debentures issued pursuant to the Purchase Agreement based on the principal amount of this Debenture and each such other debenture issued to the Holder and each such holder. Each increase to the Reserved Amount shall be allocated pro rata among the Holder and each such other holder based on the principal amount of this Debenture and each such other debenture held by the Holder and each such other holder at the time of the increase in the Reserved Amount. In the event the Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of the Holder's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any portion of this Debenture shall be allocated to the remaining holders of debentures, pro rata based on the principal amount of such debentures then held by such holders.

     8.9 Denominations. At the request of the Holder, upon surrender of this Debenture, the Company shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

     8.10 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Debenture shall have no rights as a holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Company of a record of its stockholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 5.10.

     8.11 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may effect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of power herein granted to the Holder but shall suffer and permit the execution of every such power as though no such law had been enacted. All agreements between the Company and Holders, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason or demand or acceleration of the final maturity date of this Debenture or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the "Applicable Law"). If, from any circumstances whatsoever, interest would otherwise be payable to the Holder in excess of the maximum amount permissible under Applicable Law, the interest payable to the Holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances the Holder shall ever receive anything deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to the Company as applicable. All interest paid or agreed to be paid to the Holder shall, to the extent permitted by Applicable
Law, be amortized, prorated, allocated and spread throughout full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. The Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law.

     8.12 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

     8.13 Certain Waivers. The Company and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Debenture, jointly and severally waive presentment, demand, protest, notice of protest and non payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Debenture shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Debenture, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Company has caused this Debenture to be signed in its name by its duly authorized officer as of March 30, 2005.


                                       PROVECTUS PHARMACEUTICALS, INC.



                                       By:
                                          ------------------------------------
                                           Name: Dr. Timothy C. Scott
                                           Title: President

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

     The undersigned hereby irrevocably elects to convert $__________ principal amount of the Debenture (defined below) into shares of common stock, $0.001 par value, ("Common Stock") of Provectus Pharmaceuticals, Inc. a Nevada corporation (the "Company") according to the conditions of the Convertible Debentures of the Company dated as of March 30, 2005 (the "Debentures"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

     The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

     Name of DTC Prime Broker:
                              ---------------------------------------
     Account Number:
                    -------------------------------------------------

     In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

     Name:
          -----------------------------------------------------------
     Address:
             --------------------------------------------------------

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:_____________________________
                  Applicable Conversion Price:____________________
                  Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Debentures:___________________ Signature:______________________________________
                  Name:___________________________________________
                  Address:________________________________________

The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.